                                                                   EXHIBIT 23(F)

                                DECEMBER 1, 1994

USLICO Corporation
4601 North Fairfax Drive
Arlington, VA 22203

Dear Sir or Madam:

    By our signature hereto, we consent to the reference to our firm under the caption "Background of the Merger" in the Registration Statement (Form S-4) filed in connection with the Agreement and Plan of Merger between USLICO Corporation and the NWNL Companies, Inc., dated as of September 11, 1994.

                                          Very truly yours,

                                          HAZEL & THOMAS, P.C.